Exhibit 99(a)

EXHIBIT 99(a)

JOINT FILING AGREEMENT

The undersigned hereby agree that the Schedule 13G with respect to the Common Shares, no par value, of TravelCenters of America LLC, dated as of August 21, 2008, is, and any amendments thereto (including amendments on Schedule 13D) signed by each of the undersigned shall be, filed on behalf of each of us pursuant to and in accordance with the provisions of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended.

Date: August 21, 2008

HOSPITALITY PROPERTIES TRUST

/s/ Mark Kleifges
Signature

Mark Kleifges, Treasurer and Chief Financial Officer
Name/Title

REIT MANAGEMENT & RESEARCH LLC

/s/ Adam D. Portnoy
Signature

Adam D. Portnoy, President and Chief Executive Officer
Name/Title

REIT MANAGEMENT & RESEARCH TRUST

/s/ Adam D. Portnoy
Signature

Adam D. Portnoy, President and Chief Executive Officer
Name/Title

BARRY M. PORTNOY

/s/ Barry M. Portnoy

ADAM D. PORTNOY

/s/ Adam D. Portnoy